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                                                                Exhibit 10(p)(4)


                                 THIRD AMENDMENT
                          TO THE BANKNORTH GROUP, INC.
                PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

         The Banknorth Group, Inc. Profit Sharing and Employee Stock Ownership Plan (known before May 10, 2000, as the Peoples Heritage Financial Group, Inc. Profit Sharing and Employee Stock Ownership Plan) (the "Plan") was last amended and restated effective generally January 1, 1997, and subsequently amended by First and Second Amendments effective as of the dates set forth in the respective amendments, and shall be further amended as set forth herein.

         1. The terms used in this Third Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

         2. Effective May 10, 2000, the Plan shall be formally known as the Banknorth Group, Inc. Profit Sharing and Employee Stock Ownership Plan.

         IN WITNESS WHEREOF, to record the adoption of this Third Amendment, Banknorth Group, Inc. has caused this instrument to be executed by its duly authorized officer this 29th day of December, 2000.

                                          BANKNORTH GROUP, INC.



                                          By /s/ Susan G. Shorey
                                          --------------------------------------
                                          Its Senior Vice President